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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Aetna Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-07169, No. 333-08427, No. 333-08429, No. 333-08431, No. 333-68881, No.
333-52321, No. 333-52321-01, No. 333-52321-02, No. 333-52321-03, No.
333-52321-04 and No. 333-52321-05) filed by Aetna Inc. or its Subsidiaries of our reports dated February 3, 1999, February 22, 1999 as to Note 23 and February 7, 2000 as to Note 2, relating to the consolidated balance sheets of Aetna Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1998, which reports appear in or are incorporated by reference in the December 31, 1998 annual report on Form 10-K/A of Aetna Inc.

                                  /s/ KPMG LLP

Hartford, Connecticut
February 15, 2000